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# CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Clementia Pharmaceuticals Inc.

We consent to the incorporation by reference in the registration statements (No. 333-219703 and No. 333-227726) on Form S-8 and Form F-3, respectively, of Clementia Pharmaceuticals Inc. of our report dated March 28, 2019, with respect to the consolidated statements of financial position of Clementia Pharmaceuticals Inc. as at December 31, 2018 and December 31, 2017, and the related consolidated statements of net loss and comprehensive loss, changes in equity and cash flows for each of years in the three-year period ended December 31, 2018, and the related notes (collectively the "consolidated financial statements"), which report appears in the December 31, 2018 Annual Report on Form 20-F of Clementia Pharmaceuticals Inc.

KPMG LLP*

March 28, 2019

Montréal, Canada

*CPA auditor, CA, public accountancy permit No. A125211